SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 25, 2004

Firearms Training Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	333-13105	57-0777018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7340 McGinnis Ferry Road, Suwanee, GA 30024

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (770) 813-0180

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired: None

(b) Proforma financial information: None

(c) Exhibits:

Exhibit No.	Description
Exhibit 99.1	Press Release of Firearms Training Systems, Inc. dated June 25, 2004, announcing financial results for the fourth quarter and the year ending March 31, 2004 and announcing an amendment extending the maturity date of its credit agreement

Item 12. Results of Operations and Financial Condition

On June 25, 2004, the Registrant issued a press release announcing its results of operations for the fiscal quarter and year ended March 31, 2004 and also announcing an amendment extending the maturity date of its credit agreement. A copy of the press release is included with this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Firearms Training Systems, Inc.

By:	/s/ John A. Morelli
John A. Morelli
Chief Financial Officer and Secretary

Date June 25, 2004